Exhibit 99.1

NEWS RELEASE

Visteon Announces Second Quarter 2025 Financial Results,
Initiates Quarterly Dividend and Reinstates and Raises Full Year Guidance

VAN BUREN TOWNSHIP, Mich., July 24, 2025 — Visteon Corporation (NASDAQ: VC) today reported second quarter financial results. Highlights include:

•Sales of $969 million
•Net income of $65 million
•Adjusted EBITDA of $134 million
•Operating cash flow of $165 million and adjusted free cash flow of $105 million for the first six months
•Healthy balance sheet with net cash of $361 million at quarter end
•New business wins of $2.0 billion and 21 new product launches
•Closed bolt-on acquisition of technology services company
•Initiated quarterly dividend

Second Quarter Results

Visteon delivered solid results in the second quarter reflecting the continued strength of its digital cockpit portfolio and disciplined operational execution. Sales for the quarter totaled $969 million, compared to $1,014 million in the prior year. The year-over-year decline was primarily driven by lower Battery Management System volumes and softness in China, partially offset by the ramp-up of recent program launches. Despite the lower revenue, the Company’s solid operational performance generated increased profitability and cash.

Gross margin in the second quarter was $141 million. Net income attributable to Visteon was $65 million or $2.36 per diluted share. Adjusted EBITDA, a non-GAAP measure defined below, was $134 million supported by continued operational discipline, favorable nonrecurring items, and cost efficiencies across the business. These results reflect Visteon’s ability to deliver consistent earnings performance while navigating a dynamic macroeconomic and industry environment.

For the six months ended June 30, 2025, the Company generated $165 million in operating cash flow and $105 million in adjusted free cash flow, a non-GAAP measure defined below. Capital expenditures during the first half were $66 million. Visteon ended the second quarter with $671 million in cash and $310 million in debt, resulting in a net cash position of $361 million. The Company’s strong balance sheet provides the flexibility to support ongoing investments in growth and return capital to shareholders.

New business momentum remained strong in the quarter, with $2.0 billion in new wins, bringing the year-to-date total to $3.9 billion. These wins were led by advanced display programs, including a 48-inch pillar-to-pillar display award with a German luxury OEM. Other notable awards included a key digital cluster program with a leading two-wheeler manufacturer and a cockpit domain controller program with a major commercial vehicle OEM.

Visteon also launched 21 new products during the quarter across eight OEMs, including four commercial vehicle and two-wheeler programs. Key launches included a 25-inch panoramic display on the Audi Q3 platform in Europe and SmartCore™ domain controller programs on the Volvo EX30 crossover EV, the Polestar 5, and for Volvo’s construction vehicle segment.

“Our second quarter represents another quarter of proof points supporting our long-term growth strategy. We launched 21 new products across eight OEMs, secured $2.0 billion in new business, and expanded into adjacent markets," said President and CEO Sachin Lawande. "These results underscore the growing importance of the cockpit experience and the strength of our technology portfolio."

Capital Allocation

The Company continues to execute on its balanced capital allocation strategy, which balances maintaining a strong balance sheet, investing in the business through organic and inorganic investments, and returning capital to shareholders. In the quarter, the Company invested in the business with $31 million in capital expenditures and completed a bolt-on acquisition of an engineering services company, focused on user experience and HMI, for $50 million, net of cash acquired. This acquisition represents the third acquisition closed in the last 12 months for a total investment in acquisitions of $105 million.

After pausing share repurchases in the second quarter due to the uncertainty created by tariffs, the Company plans to resume capital returns to shareholders. Since the beginning of 2023, the Company has returned $176 million of cash to shareholders in the form of share repurchases and intends to restart share repurchase activity in an opportunistic manner. In addition, on July 22, 2025, the Company’s Board of Directors initiated a quarterly dividend of $0.275 per share on its common stock. The dividend is payable on September 5, 2025, to shareholders of record as of the close of business on August 18, 2025. The declaration and payment of future dividends are subject to the sole discretion of the Board of Directors and will depend on a number of factors, including general and economic conditions, the Company’s financial condition and operating results, the Company’s available cash and current and anticipated cash needs, capital requirements, banking regulations, contractual, legal, tax and regulatory restrictions, and such other factors as the Board of Directors may deem relevant.

The Company’s approach to capital allocation strikes a balance between investing in the long-term growth of the business while enhancing returns to investors. Resuming capital returns to shareholders, including the introduction of a cash dividend, highlights the Company’s confidence in future cash flow generation.

Financial Outlook

Based on our year-to-date performance and outlook for the second half of the year, Visteon is updating its full-year 2025 guidance. The Company now expects:

•Sales of $3.70 billion to $3.85 billion (up from $3.65 billion to $3.85 billion)
•Adjusted EBITDA of $475 million to $505 million (up from $450 million to $480 million)
•Adjusted free cash flow of $195 million to $225 million (up from $175 million to $205 million)

Our guidance assumes tariffs remain at current levels, with USMCA-compliant parts crossing the US – Mexico border remaining fully exempt from tariffs.

About Visteon

Visteon (NASDAQ: VC) is advancing mobility through innovative technology solutions that enable a software-defined future. The Company's state-of-the-art product portfolio merges digital cockpit innovations, advanced displays, AI-enhanced software solutions, and integrated EV architecture solutions. With expertise spanning passenger vehicles, commercial transportation, and two-wheelers, Visteon partners with global OEMs to create safer, cleaner, and more connected journeys. Headquartered in Van Buren Township, Michigan, Visteon operates in 18 countries, employing a global network of innovation centers and manufacturing facilities. In 2024, the Company recorded annual sales of approximately $3.87 billion and secured $6.1 billion in new business. For more information, visit visteon.com.

Conference Call and Presentation
Today, Thursday, July 24, at 9 a.m. ET, the Company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 1-888-330-2508
Outside U.S./Canada: 1-240-789-2735
Conference ID: 8897485

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.

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Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2025, the Company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the Company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•uncertainties in U.S. policy regarding trade agreements, tariffs or other international trade policies and any response to such actions by foreign countries;
•continued and future impacts of the geopolitical conflicts and related supply chain disruptions, including but not limited to the conflicts in the Middle East, Russia and East Asia and the possible imposition of sanctions;

•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, prohibit, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:
Visteon Contacts:

Media:
Media@Visteon.com
Investors:
Investor@Visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net sales	$969	$1,014	$1,903	$1,947
Cost of sales	(828)	(867)	(1,624)	(1,681)
Gross margin	141	147	279	266
Selling, general and administrative expenses	(48)	(49)	(95)	(101)
Restructuring, net	(1)	(1)	(1)	(3)
Interest income, net	2	—	3	—
Equity in net income (loss) of non-consolidated affiliates	2	—	4	(4)
Other income (expense), net	1	3	2	5
Income (loss) before income taxes	97	100	192	163
Provision for income taxes	(28)	(25)	(56)	(44)
Net income (loss)	69	75	136	119
Less: Net (income) loss attributable to non-controlling interests	(4)	(4)	(6)	(6)
Net income (loss) attributable to Visteon Corporation	$65	$71	$130	$113

Comprehensive income (loss)	$106	$55	$193	$84
Less: Comprehensive (income) loss attributable to non-controlling interests	(9)	(2)	(12)	(3)
Comprehensive income (loss) attributable to Visteon Corporation	$97	$53	$181	$81

Basic earnings (loss) per share attributable to Visteon Corporation	$2.38	$2.57	$4.78	$4.09

Diluted earnings (loss) per share attributable to Visteon Corporation	$2.36	$2.54	$4.73	$4.05

Average shares outstanding (in millions)
Basic	27.3	27.6	27.2	27.6
Diluted	27.6	27.9	27.5	27.9

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	June 30,	December 31,
	2025	2024
ASSETS
Cash and equivalents	$668	$623
Restricted cash	3	3
Accounts receivable, net	621	578
Inventories, net	296	283
Other current assets	135	109
Total current assets	1,723	1,596

Property and equipment, net	485	452
Intangible assets, net	224	152
Right-of-use assets	128	100
Investments in non-consolidated affiliates	25	27
Deferred tax assets	444	441
Other non-current assets	163	94
Total assets	$3,192	$2,862

LIABILITIES AND EQUITY
Short-term debt	$18	$18
Accounts payable	557	505
Accrued employee liabilities	88	107
Current lease liability	21	29
Other current liabilities	237	257
Total current liabilities	921	916

Long-term debt, net	292	301
Employee benefits	115	127
Non-current lease liability	111	78
Deferred tax liabilities	62	43
Other non-current liabilities	193	87

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,378	1,376
Retained earnings	2,678	2,548
Accumulated other comprehensive loss	(255)	(306)
Treasury stock	(2,380)	(2,390)
Total Visteon Corporation stockholders’ equity	1,422	1,229
Non-controlling interests	76	81
Total equity	1,498	1,310
Total liabilities and equity	$3,192	$2,862

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
OPERATING
Net income (loss)	$69	$75	$136	$119
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	27	24	52	46
Non-cash stock-based compensation	12	11	23	21
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	(2)	—	(4)	4
Other non-cash items	(3)	4	(4)	7
Changes in assets and liabilities:
Accounts receivable	21	(52)	(3)	(49)
Inventories	24	28	4	(23)
Accounts payable	(11)	(29)	40	8
Other assets and other liabilities	(42)	(4)	(79)	(7)
Net cash provided from operating activities	95	57	165	126
INVESTING
Capital expenditures, including intangibles	(31)	(31)	(66)	(68)
Acquisition of business, net of cash acquired	(50)	—	(50)	—
Loan repayments from non-consolidated affiliates	—	(5)	—	(5)
Other	(1)	1	1	1
Net cash used by investing activities	(82)	(35)	(115)	(72)
FINANCING
Principal repayment of term debt facility	(5)	(5)	(9)	(9)
Dividends to non-controlling interests	(14)	—	(18)	—
Repurchase of common stock	—	—	(7)	(20)
Stock based compensation tax withholding payments	(1)	—	(7)	(7)
Proceeds from the exercise of stock options	—	—	3	—
Net cash used by financing activities	(20)	(5)	(38)	(36)
Effect of exchange rate changes on cash	20	(16)	33	(28)
Net increase (decrease) in cash, equivalents, and restricted cash	13	1	45	(10)
Cash, equivalents, and restricted cash at beginning of the period	658	507	626	518
Cash, equivalents, and restricted cash at end of the period	$671	$508	$671	$508

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, provision for (benefit from) income taxes, non-cash stock-based compensation expense, net interest expense, net income attributable to non-controlling interests, net restructuring expense, equity in net (income)/loss of non-consolidated affiliates, gain on non-consolidated affiliate transactions, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Six Months Ended		Estimated
	June 30,		June 30,		Full Year
Visteon:	2025	2024	2025	2024	2025
Net income attributable to Visteon Corporation	$65	$71	$130	$113	$235
Depreciation and amortization	27	24	52	46	105
Non-cash, stock-based compensation expense	12	11	23	21	45
Provision for income taxes	28	25	56	44	95
Restructuring, net	1	1	1	3	5
Interest income, net	(2)	—	(3)	—	(5)
Net income attributable to non-controlling interests	4	4	6	6	10
Equity in net loss (income) of non-consolidated affiliates	(2)	—	(4)	4	(5)
Other	1	—	2	1	5
Adjusted EBITDA	$134	$136	$263	$238	$490 [1]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

1 Based on mid-point of the range of the Company's financial guidance.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended		Estimated
	June 30,		June 30,		Full Year
Visteon:	2025	2024	2025	2024	2025
Cash provided from operating activities	$95	$57	$165	$126	$340
Capital expenditures, including intangibles	(31)	(31)	(66)	(68)	(150)
Free cash flow	$64	$26	$99	$58	$190
Restructuring related payments	3	2	6	4	20
Adjusted free cash flow	$67	$28	$105	$62	$210 [2]

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

2 Based on mid-point of the range of the Company's financial guidance.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income attributable to Visteon	$65	$71	$130	$113

Diluted earnings per share:
Net income attributable to Visteon	$65	$71	$130	$113
Average shares outstanding, diluted	27.6	27.9	27.5	27.9
Diluted earnings per share	$2.36	$2.54	$4.73	$4.05

Adjusted net income and adjusted earnings per share:
Net income attributable to Visteon	$65	$71	$130	$113
Restructuring, net	1	1	1	3
Other	1	—	2	1
Tax impacts of adjustments	(1)	(1)	(1)	(1)
Adjusted net income	$66	$71	$132	$116
Average shares outstanding, diluted	27.6	27.9	27.5	27.9
Adjusted earnings per share	$2.39	$2.54	$4.80	$4.16

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.